UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 South Broad Street, Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (229) 246-6536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2007, The Money Tree Inc. and the estate of Vance R. Martin entered into an agreement whereby The Money Tree Inc. purchased a 1998 Beech Baron 58 Aircraft from the estate of Vance R. Martin for a purchase price of $474,000, which represents the appraised value of the aircraft according to an appraisal obtained from an independent aircraft appraiser. The aircraft was originally purchased by the late Vance R. Martin, founder and former CEO of The Money Tree Inc., in April, 2005 for $560,000, and is currently owned by the estate of Vance R. Martin. The aircraft was purchased for cash and will be used by the company primarily to transport company personnel to office locations and for other business purposes.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC.
(Registrant)

Date: March 19, 2007	By:	/s/ Steven P. Morrison
Steven P. Morrison
Chief Financial Officer

2